SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2016

DTHERA SCIENCES

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191175	90-0925768
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7310 Miramar Rd., San Diego, CA	92126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 215-6360

Knowledge Machine International, Inc., 14 Hayward Brook Drive, Concord NH 03301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]          Written communications pursuant to Rule 425 under the Securities Act

[_]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01          Entry into a Material Definitive Agreement.

Item 2.01          Completion of Acquisition or Disposition of Assets.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02          Unregistered Sales of Equity Securities.

Item 5.01          Changes in Control of Registrant.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07          Submission of Matters to a Vote of Security Holders.

Item 7.01          Regulation FD Disclosure.

Item 8.01          Other Events.

This amended Current Report on Form 8-K/A of Dthera Sciences (formerly Knowledge Machine International, Inc.) (the “Company”) is filed to provide certain financial information relating to EveryStory, Inc., a Delaware corporation (“EveryStory”) pursuant to the requirements and rules of the Commission, arising from a transaction between the Company and EveryStory disclosed in the original Current Report.

Item 9.01          Financial Statements and Exhibits.

(a)        Financial statements of businesses acquired.

Financial statements of EveryStory, Inc., as required for the periods specified in Rule 8-04(b) of Regulation S-X, and meeting the requirements of Regulation S-X, are included in this Amended Report.

(b)        Pro forma financial information.

Pro forma financial information, as required by Rule 8-05 of Regulation S-X, and meeting the requirements of Regulation S-X, are included in this Amended Report.

(d)       Exhibits

Exhibit No	Description
2.1	Amended and Restated Acquisition and Share Exchange Agreement between Knowledge Machine International, Inc., and EveryStory, Inc., and the Shareholders of EveryStory, Inc., dated as of September 21, 2016 (previously filed)
99.1	Form of Convertible Promissory Note (previously filed)
99.2	Form of Securities Purchase Agreement for Convertible Promissory Note (previously filed)
99.3	EveryStory Audited Financial Statements for the years ended December 31, 2015 and 2014
99.4	EveryStory Reviewed Financial Statements for the 6 months ended June 30, 2016 (unaudited) and December 31, 2015
99.5	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dthera Sciences

Date: November 21, 2016

By: /s/ Edward Cox
Name: Edward Cox
Title: Chief Executive Officer

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